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                                                                     EXHIBIT 3.2

                           THIRD AMENDED AND RESTATED
                                     BYLAWS
                                       OF
                     WILSHIRE FINANCIAL SERVICES GROUP INC.

                                   ARTICLE I.

                        STOCKHOLDERS MEETINGS AND VOTING

      1.1. Annual Meeting. The annual meeting of the stockholders shall be held on the second Monday in April of each year at 10:00 a.m., unless a different date or time is fixed by the Board of Directors and stated in the notice of the meeting. Failure to hold an annual meeting on the stated date shall not affect the validity of any corporate action.

      1.2. Special Meetings. Special meetings of the stockholders, for any purposes, unless otherwise prescribed by statute, may be called by (i) the Board of Directors or (ii) by the Chairman of the Board upon the written demand of the holders of not less than one-fourth of all the votes entitled to be cast on any issue proposed to be considered at the meeting. The demand shall describe the purposes for which the meeting is to be held and shall be signed, dated and delivered to the Secretary.

      1.3. Place of Meetings. Meetings of the stockholders shall be held at any place in or out of Delaware designated by the Board of Directors. If a meeting place is not designated by the Board of Directors, the meeting shall be held at the Corporation's principal office.

      1.4. Notice of Meetings. Written or printed notice stating the date, time and place of the stockholders meeting and, in the case of a special meeting or a meeting for which special notice is required by law, the purposes for which the meeting is called, shall be delivered by the Corporation to each stockholder entitled to vote at the meeting and, if required by law, to any other stockholders entitled to receive notice, not earlier than 60 days nor less than 10 days before the meeting date. Notice shall be deemed given at the time it is
(a) personally delivered to the recipient, (b) deposited in the mail or delivered to a common carrier or courier with regularly scheduled deliveries with first-class postage or delivery charges prepaid, addressed to the stockholder's address shown in the Corporation's stockholder records, or (c) actually transmitted to the recipient using electronic means.

      1.5. Waiver of Notice. A stockholder may at any time waive any notice required by law, these Bylaws or the Certificate of Incorporation. The waiver shall be in writing, be signed by the stockholder entitled to the notice and be delivered to the Corporation for inclusion in the minutes for filing with the corporate records. A stockholder's attendance at a meeting waives objection to
(i) lack of notice or defective notice of the meeting, unless the stockholder at the

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beginning of the meeting objects to holding the meeting or transacting business at the meeting, and (ii) consideration of a particular matter at the meeting that is not within the purposes described in the meeting notice, unless the stockholder objects to considering the matter when it is presented.

      1.6. Fixing of Record Date. In order that the corporation may determine the stockholders entitled to notice of or to vote at any meeting of stockholders or any adjournment thereof, or to express consent to corporate action in writing without a meeting, or entitled to receive payment of any dividend or other distribution or allotment of any rights, or entitled to exercise any rights in respect of any change, conversion or exchange of stock or for the purpose of any other lawful action, the Board of Directors may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted by the Board of Directors and which record date: (1) in the case of determination of stockholders entitled to vote at any meeting of stockholders or adjournment thereof, shall, unless otherwise required by law, not be more than sixty nor less than ten days before the date of such meeting; (2) in the case of determination of stockholders entitled to express consent to corporate action in writing without a meeting, shall not be more than ten days from the date upon which the resolution fixing the record date is adopted by the Board of Directors; and (3) in the case of any other action, shall not be more than sixty days prior to such other action. If no record date is fixed: (1) the record date for determining stockholders entitled to notice of or to vote at a meeting of stockholders shall be at the close of business on the day next preceding the day on which notice is given, or, if notice is waived, at the close of business on the day next preceding the day on which the meeting is held; (2) the record date for determining stockholders entitled to express consent to corporate action in writing without a meeting when no prior action of the Board of Directors is required by law, shall be the first date on which a signed written consent setting forth the action taken or proposed to be taken is delivered to the corporation in accordance with applicable law, or, if prior action by the Board of Directors is required by law, shall be at the close of business on the day on which the Board of Directors adopts the resolution taking such prior action; and
(3) the record date for determining stockholders for any other purpose shall be at the close of business on the day on which the Board of Directors adopts the resolution relating thereto. A determination of stockholders of record entitled to notice of or to vote at a meeting of stockholders shall apply to any adjournment of the meeting; provided, however, that the Board of Directors may fix a new record date for the adjourned meeting.

      1.7. Stockholders List for Meeting. After a record date for a meeting is fixed, the Corporation shall prepare an alphabetical list of all stockholders entitled to notice of the stockholders meeting. The list shall be arranged by voting group and, within each voting group, by class or series of shares, and it shall show the address of and number of shares held by each stockholder. The stockholders list shall be available for inspection by any stockholder, upon proper demand as may be required by law, beginning two business days after notice of the meeting is given and continuing through the meeting, at the Corporation's principal office or at a place identified in the meeting notice in the city where the meeting will be held. The Corporation shall make the stockholders list available at the meeting, and any stockholder or the stockholder's agent or attorney shall be entitled to inspect the list at any time during the meeting or any adjournment. Refusal or failure to prepare or make available the stockholders list does not affect the validity of action taken at the meeting.

      1.8.  Quorum; Adjournment.

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            (1)   Shares entitled to vote as a separate voting group may take;
action on a matter at a meeting only if a quorum of those shares exists with respect to that matter. A majority of the votes entitled to be cast on the matter by the voting group constitutes a quorum of that voting group for action on that matter.

            (2) A majority of votes represented at the meeting, or the Chairman of the Board on his own motion, in either case whether or not a quorum exists, may adjourn the meeting from time to time to a different time and place without further notice to any stockholder of any adjournment, except that notice is required if a new record date is or must be set for the adjourned meeting. At an adjourned meeting at which a quorum is present, any business may be transacted that might have been transacted at the meeting originally held.

            (3) Once a share is represented for any purpose at a meeting, it shall be present for quorum purposes for the remainder of the meeting and for any adjournment of that meeting unless a new record date is or must be set for the adjourned meeting. A new record date must be set if the meeting is adjourned to a date more than 30 days after the date fixed for the original meeting.

      1.9.  Voting Requirements; Action Without Meeting.

            (1) If a quorum exists, action on a matter, other than the election of directors, by a voting group is approved if the votes cast within the voting group favoring the action exceed the votes cast opposing the action unless a greater number of affirmative votes is required by law or the Certificate of Incorporation and except as provided in Section 1.9(2). Unless otherwise provided in the Certificate of Incorporation, directors are elected by a plurality of the votes cast by the shares entitled to vote in the election at a meeting at which a quorum is present.

            (2)   The provisions set forth in Section 2.2, below, and in this
Section 1.9(2) may not be amended, altered, changed or repealed in any respect unless such action is approved by either the Board of Directors or by an affirmative vote of the holders of not less than two-thirds of the outstanding shares of Common Stock and the outstanding shares of Preferred Stock entitled to vote on each matter on which the holders of record of Common Stock shall be entitled to vote, such Common Stock and Preferred Stock voting together and not by separate classes.

            (3) Action required or permitted by law to be taken at a stockholders meeting may be taken without a meeting, without prior notice and without a vote by the written consent of the holders of outstanding stock having not less than the minimum number of votes that would be necessary to authorize such action at a meeting at which all shares entitled to vote thereon were present. The action must be evidenced by one or more written consents describing the action taken, signed by all the stockholders entitled to vote on the action and delivered to the Secretary for inclusion in the minutes for filing with the corporate records. Stockholder action taken by written consent is effective when the last stockholder signs the consent, unless the consent specifies an earlier or later effective date.

      1.10. Proxies. A stockholder may vote shares in person or by proxy. A stockholder may appoint a proxy by signing an appointment form either personally or by the stockholder's attorney-in-fact. An appointment of a proxy is effective when received by the Secretary or other officer of the Corporation authorized to tabulate votes. An appointment is valid for 11 months unless a different period is provided in the appointment form. An appointment is revocable by the

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stockholder unless the appointment form conspicuously states that it is irrevocable and the appointment is coupled with an interest that has not been extinguished.

      1.11. Meeting by Telephone Conference. Stockholders may participate in an annual or special meeting by, or conduct the meeting through, use of any means of communications by which all stockholders participating may simultaneously hear each other or communicate with each other during the meeting, except that no meeting for which a written notice is sent to stockholders may be conducted by this means unless the notice states that participation in this manner is permitted and describes how any stockholder desiring to participate in this manner may notify the Corporation. Participation in a meeting by this means shall constitute presence in person at the meeting.

      1.12. Proper Business for Stockholders' Meeting. To be properly brought before the meeting, business must be either (i) specified in the notice of meeting (or any supplement thereto) given by or at the direction of the Board of Directors, (ii) otherwise properly brought before a meeting by or at the direction of the Board of Directors, or (iii) otherwise properly brought before the meeting by a stockholder. In addition to any other applicable requirements contained in the Certificate of Incorporation, these Bylaws, or under law, for business to be properly brought before an annual meeting by a stockholder, the stockholder must have given timely notice thereof in writing to the Secretary of the Corporation. To be timely, a stockholder's notice must be delivered to or mailed and received at the principal executive office of the Corporation not less than 50 days nor more than 75 days prior to the meeting; provided, however, that in the event that less than 65 days' notice or prior public disclosure of the date of the meeting is given or made to stockholders, notice by the stockholder to be timely must be so received not later than the close of business on the 10th day following the day on which such notice of the date of the annual meeting was mailed or such public disclosure was made, whichever first occurs. A stockholder's notice to the Secretary shall set forth (1) one or more matters appropriate for stockholder action that the stockholder proposes to bring before the meeting, (ii) a brief description of the matters desired to be brought before the meeting and the reasons for conducting such business at the meeting, (iii) the name and record address of the stockholder, (iv) the class and number of shares of the Corporation that the stockholder owns or is entitled to vote and (v) any material interest of the stockholder in such matters. Notwithstanding anything in these Bylaws to the contrary, no business shall be conducted at the annual meeting except in accordance with the procedure set forth in this Section 1.12; provided, however, that nothing in this Section 1.12 shall be deemed to preclude discussion by any stockholder of any business properly brought before the annual meeting. The Chairman of the Board, or the Vice Chairman of the Board in the absence of the Chairman of the Board, shall, if the facts warrant, determine and declare to the meeting that the business was not properly brought before the meeting in accordance with the provisions of this Section 1.12 and if the Chairman of the Board, or the Vice Chairman of the Board in the absence of the Chairman of the Board, should so determine, shall so declare to the meeting any such business not properly brought before the meeting shall not be transacted.

      1.13. Stockholder Nomination of Directors.

            (1) Not less than 50 days nor more than 75 days prior to the date of any annual meeting of stockholders, any stockholder who intends to make a nomination at the annual meeting shall deliver a notice to the Secretary of the Corporation setting forth (i) as to each nominee whom

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the stockholder proposes to nominate for election or reelection as a director,
(a) the name, age, business address and residence address of the nominee, (b) the principal occupation or employment of the nominee, (c) the class and number of shares of capital stock of the Corporation that are beneficially owned by the nominee and (d) any other information concerning the nominee that would be required, under the rules of the Securities and Exchange Commission, in a proxy statement soliciting proxies for the election of such nominee; and (ii) as to the stockholder giving the notice, (a) the name and record address of the stockholder and (b) the class and number of shares of capital stock of the Corporation that are beneficially owned by the stockholder; provided, however, that in the event that less than 65 days' notice or prior public disclosure of the date of the annual meeting is given or made to stockholders, notice by the stockholder to be timely must be so delivered not later than the close of business on the 10th day following the day on which such notice of the date of the meeting was mailed or such public disclosure was made, whichever first occurs. Such notice shall include a signed consent to serve as a director of the Corporation, if elected, of each such nominee. The Corporation may require any proposed nominee to furnish such other information as may reasonably be required by the Corporation to determine the eligibility of such proposed nominee to serve as a director of the Corporation.

            (2) Any stockholder who intends to make a nomination at any special meeting of stockholders held for the purpose of electing directors shall deliver a timely notice to the Secretary of the Corporation setting forth (i) as to each nominee whom the stockholder proposes to nominate for election or reelection as a director, (a) the name, age, business address and residence address of the nominee, (b) the principal occupation or employment, of the nominee, (c) the class and number of shares of capital stock of the corporation that are beneficially owned by the nominee of shares of capital stock of the corporation that are beneficially owned by the nominee and (d) any other information concerning the nominee that would be required, under the rules of the Securities and Exchange Commission, in a proxy statement soliciting proxies for the election of such nominee; and (ii) as to the stockholder giving the notice, (a) tile name and record address of the stockholder and (b) the class and number of shares of capital stock of the Corporation that are beneficially owned by the stockholder. To be timely for these purposes, such notice must be given (i) if given by the stockholder (or any of the stockholders) who or that made a demand for a meeting pursuant to which such meeting is to be held, concurrently with the delivery of such demand, and (ii) otherwise, not later than the close of business, on the 10th day following the date on which the notice of the special meeting was mailed. Such notice shall include a signed consent to serve as a director of the Corporation, if elected., of each such nominee. The Corporation may require any proposed nominee to furnish such other information as may reasonably be required by the Corporation to determine the eligibility of such proposed nominee to serve as a director of the Corporation.

            (3) The Chairman of the Board, or the Vice Chairman of the Board in the absence of the Chairman of the Board, shall, if the facts warrant, determine and declare that a nominee was not properly nominated in accordance with the provisions of this Section 1.13 and if the Chairman of the Board, or the Vice Chairman of the Board in the absence of the Chairman of the Board, should so determine, shall so declare to the meeting any such nominee shall not be considered by stockholders.

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                                   ARTICLE II.

                               BOARD OF DIRECTORS

      2.1. Duties of Board of Directors. All corporate powers of the Corporation shall be exercised by or under the authority of its Board of Directors; the business and affairs of the Corporation shall be managed under the direction of its Board of Directors.

      2.2. Number, Term and Qualification. The number of directors of the Corporation shall be between six (6) and ten (10) with the exact number to be determined from time to time by resolution of the Board of Directors. Directors shall hold office for one year until the next annual meeting or until their successors shall be elected and shall qualify, subject, however, to prior death, resignation, retirement, disqualification or removal from office. Any vacancy on the board of Directors, however resulting, may be filled by the affirmative vote of a majority of the remaining directors then in office, even if less than a quorum. Any director elected to fill a vacancy shall hold office only until the next election of directors by the stockholders. Directors need not be residents of the State of Delaware or stockholders of the Corporation.

      2.3. Regular Meetings. A regular meeting of the Board of Directors shall be held without notice other than this Bylaw immediately after, and at the same place as, the annual meeting of stockholders. The Board of Directors may provide by resolution the time and place for the holding of additional regular meetings in or out of Delaware without notice other than the resolution.

      2.4. Special Meetings. Special meetings of the Board of Directors may be called by or at the request of the Chairman of the Board, Chief Executive Officer or a majority of the directors. The person or persons authorized to call special meetings of the Board of Directors may fix any place in or out of Delaware as the place for holding any special meeting of the Board of Directors called by them.

      2.5. Notice. Notice of the date, time and place of any special meeting of the Board of Directors shall be given at least 48 hours prior to the meeting by notice communicated in person, by telephone, telegraph, teletype, facsimile, electronic mail, other form of wire or wireless communication, mail or private carrier. If written, notice shall be effective at the earliest of (a) when received, (b) three days after its deposit in the United States mail, as evidenced by the postmark, if mailed postpaid and correctly addressed, or (c) on the date shown on the return receipt, if sent by registered or certified mail, return receipt requested and the receipt is signed by or on behalf of the addressee. Notice by all other means shall be deemed effective when received by or on behalf of the director. Notice of any regular or special meeting need rust describe the purposes of the meeting unless required by law or the Certificate of Incorporation.

      2.6. Waiver of Notice. A director may at any time waive any notice required by law, these Bylaws or the Certificate of Incorporation. Except as set forth below, the waiver must be in writing, be signed by the director entitled to the notice, specify the meeting far which notice is waived and be filed with the minutes or corporate records. A director's attendance at or participation in a meeting waives any required notice to the director of the meeting unless the director at the beginning of the meeting, or promptly upon the director's arrival, objects to holding

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the meeting or transacting business at the meeting and does not thereafter vote for or assent to action taken at the meeting.

      2.7.  Quorum. A majority of the number of directors set forth in Section
2.2 of these Bylaws shall constitute a quorum for the transaction of business at any meeting of the Board of Directors. If less than a quorum is present at a meeting, a majority of the directors present may adjourn the meeting from time to time without further notice.

      2.8. Manner of Acting. The act of the majority of the directors present at a meeting at which a quorum is present shall be the act of the Board of Directors, unless a different number is provided by law, the Certificate of Incorporation or these Bylaws.

      2.9   Meeting by Telephone Conference; Action Without Meeting

            (1) Directors may participate in a regular or special meeting by, or conduct the meeting through, use of any means of communications by which all directors participating may simultaneously hear each other or communicate with each other during the meeting. Participation in a meeting by this means shall constitute presence in person at the meeting.

            (2) Any action that is required or permitted to be taken at a meeting of the Board of Directors may be taken without a meeting if one or more written consents describing the action taken are signed by all of the directors entitled to vote on the matter and included in the minutes or filed with the corporate records reflecting the action taken. The action shall be effective when the last director signs the consent, unless the consent specifies an earlier or later effective date.

      2.10. Vacancies. Any vacancy on the Board of Directors, including a vacancy resulting from an increase in the number of directors, may be filled by the stockholders, the Board of Directors, the remaining directors if less than a quorum (by the vote of a majority thereof) or by a sole remaining director. Any vacancy not filled by the directors shall be filled by election at an annual meeting or at a special meeting of stockholders called for that purpose. A vacancy that will occur at a specified later date, by reason of a resignation or otherwise, may be filled before the vacancy occurs, but the new director may not take office until the vacancy occurs.

      2.11. Compensation. By resolution of the Board of Directors, the directors may be paid reasonable compensation for services as directors and their expenses of attending meetings of the Board of Directors.

      2.12. Presumption of Assent. A director who is present at a meeting of the Board of Directors or a committee of the Board of Directors shall be deemed to have assented to the action taken at the meeting unless (a) the director's dissent or abstention from the action is entered in the minutes of the meeting,
(b) the director delivers a written notice of dissent or abstention to the action to the presiding officer of the meeting before any adjournment or to the Corporation immediately after the adjournment of the meeting or (c) the director objects at the beginning of the meeting or promptly upon the director's arrival to the holding of the meeting or transacting business at the meeting. The right to dissent or abstain is not available to a director who voted in favor of the action.

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      2.13. Removal. The stockholders may remove one or more directors with cause, only if such removal is approved by a vote of the holders of a majority of the votes entitled to be cast on the matter, at a meeting called expressly for that purpose.

      2.14. Resignation. Any director may resign by delivering written notice to the Board of Directors, its chairperson or the Corporation. Unless the notice specifies a later effective date, a resignation notice shall be effective upon the earlier of (a) receipt, (b) five days after its deposit in the United States mails, if mailed postpaid and correctly addressed, or (c) on the date shown on the return receipt, if sent by registered or certified mail, return receipt requested, and the receipt is signed by addressee. Once delivered, a resignation notice is irrevocable unless revocation is permitted by the Board of Directors.

                                  ARTICLE III.

                             COMMITTEES OF THE BOARD

      3.1. Committees. The Board of Directors may create one or more committees and appoint members of the Board of Directors to serve on them. Each committee shall have two or more members. The creation of a committee and appointment of members to it must be approved by a majority of all directors in office when the action is taken. Subject to any limitation imposed by the Board of Directors or by law, each committee may exercise all the authority of the Board of Directors in the management of the Corporation. A committee may not take any action that a committee is prohibited from taking by the Delaware General Corporation Law.

      3.2. Chances of Size and Function. Subject to the provisions of law, the Board of Directors shall have the power at any time to change the number of committee members, fill committee vacancies, change any committee members and change the functions and terminate the existence of a committee.

      3.3. Conduct of Meetings. Each committee shall conduct its meetings in accordance with the applicable provisions of these Bylaws relating to meetings and action without meetings of the Board of Directors. Each committee shall adopt any further rules regarding its conduct, keep minutes and other records and appoint subcommittees and assistants as it deems appropriate.

      3.4. Compensation. By resolution of the Board of Directors, committee members may be paid reasonable compensation for services on committees and their expenses of attending committee meetings.

                                   ARTICLE IV.

                                    OFFICERS

      4.1. Appointment. The Board of Directors at its first meeting following its election each year shall appoint a Chairman of the Board of Directors ("Chairman of the Board"), a Vice Chairman of the Board of Directors to serve in the absence of the Chairman of the Board, and a Secretary. The Board of Directors or the Chairman of the Board may appoint any other officers, assistant officers and agents. Any two or more offices may be held by the same person.

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      4.2.  Compensation. The Corporation may pay its officers reasonable compensation for their services as fixed from time to time by the Board of Directors or by the Chairman of the Board with respect to officers appointed by the Chairman of the Board.

      4.3. Term. The term of office of all officers commences upon their appointment and continues until their successors are appointed or until their resignation or removal.

      4.4. Removal. Any officer or agent appointed by the Board of Directors, the Chairman of the Board or the Chief Executive Officer may be removed by the Board of Directors at any time with or without cause. Any officer or agent appointed by the Chairman of the Board may be removed by the Chairman of the Board at any time with or without cause. Any officer or agent appointed by the Chief Executive Officer may be removed by the Chief Executive Officer at any time with or without cause.

      4.5. Chief Executive Officer. The Chief Executive Officer shall in general supervise and control all of the business and affairs of the Corporation. The Chief Executive Officer may execute in behalf of the Corporation all contracts, agreements, stock certificates and other instruments. The Chief Executive Officer shall from time to time report to the Board of Directors all matters within the Chief Executive Officer's knowledge which should be brought to the attention of the Board of Directors. The Chief Executive Officer shall vote all shares of stock in other corporations owned by the Corporation, and shall be empowered to execute proxies, waivers of notice, consents and other instruments in the name of the Corporation with respect to such stock. The Chief Executive Officer shall preside at all meetings of the Board of Directors and shall perform any duties and responsibilities prescribed from time to time by the Board of Directors.

      4.6. President. The President shall be the chief operating officer of the Corporation and shall supervise the operations of the Corporation, subject to the discretion of the Board of Directors and the Chief Executive Officer. The President shall have any other duties and responsibilities prescribed by the Board of Directors.

      4.7. Vice Presidents. Each Vice President shall perform duties and responsibilities prescribed by the Board of Directors or the Chief Executive Officer. The Board of Directors or the Chief Executive Officer may confer a special title upon a Vice President.

      4.8.  Secretary.

            (1) The Secretary shall record and keep the minutes of all meetings of the directors and stockholders in one or more books provided for that purpose and perform any duties prescribed by the Board of Directors or the Chief Executive Officer.

            (2) Any assistant secretary shall have the duties prescribed from time to time by the Board of Directors, the Chief Executive Officer or the Secretary. In the absence or disability of the Secretary, the Secretary's duties shall be performed by an assistant secretary.

      4.9. Treasurer. The Treasurer, if that office is filled, shall have charge and custody and be responsible for all funds and securities of the Corporation and shall have other duties as prescribed from time to time by the Board of Directors or the Chief Executive Officer.

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                                   ARTICLE V.

                                 INDEMNIFICATION

      5.1. Right to Indemnification. The Corporation shall indemnify to the fullest extent not prohibited by law any current or former director or officer of the Corporation, and may indemnify to the fullest extent not prohibited by law any current or former employee or agent of the Corporation, who is made, or threatened to be made, a party to an action, suit or proceeding, whether civil, criminal, administrative, investigative or other (including an action, suit or proceeding by or in the right of the Corporation) by reason of the fact that such person is or was a director, officer, employee or agent of the Corporation or a fiduciary within the meaning of the Employee Retirement Income Security Act of 1974 with respect to any employee benefit plan of the Corporation, or serves or served at the request of the Corporation as a director, officer, employee or agent, or as a fiduciary of an employee benefit plan, of another corporation, partnership, joint venture, trust or other enterprise. The Corporation shall pay for or reimburse the reasonable expenses incurred by any such current or former director or officer, and may pay for or reimburse the reasonable expenses incurred by any such current or former employee or agent, in any such proceeding in advance of the final disposition of the proceeding if the person sets forth in writing (i) the person's good faith belief that the person is entitled to indemnification under this Article and (ii) the person's agreement to repay all advances if it is ultimately determined that the person is not entitled to indemnification. No amendment to these Bylaws that limits the Corporation's obligation to indemnify any person shall have any effect on such obligation for any act or omission that occurs prior to the later to occur of the effective date of the amendment or the date notice of the amendment is given to the person. This Article shall not be deemed exclusive of any other provisions for indemnification or advancement of expenses of directors, officers, employees, agents and fiduciaries that may be included in the Certificate of Incorporation or any statute, agreement, general or specific action of the Board of Directors, vote of stockholders or other document or arrangement.

      5.2. Claims. If a claim for indemnification or payment of expenses under this Article is not paid in full within sixty days after a written claim therefor has been received by the Corporation, the claimant may file suit to recover the unpaid amount of such claim and, if successful in whole or in part, shall be entitled to be paid the expense of prosecuting such claim. In any such action the Corporation shall have the burden of proving that the claimant was not entitled to the requested indemnification or payment of expenses under applicable law.

      5.3. Other Indemnification. The Corporation's obligation, if any, to indemnify any person who was or is serving at its request as a director, officer, employee or agent of another corporation, partnership, joint venture, trust, enterprise or nonprofit entity shall be reduced by any amount such person may collect as indemnification from such other corporation, partnership, joint venture, trust, enterprise or nonprofit enterprise.

                                   ARTICLE VI.

                               ISSUANCE OF SHARES

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      6.1.  Adequacy of Consideration. Before the Corporation issues shares, the
Board of Directors shall determine that the consideration received or to be received fir the shares to be issued is adequate. The authorization by the Board of Directors of the issuance of shares for stated consideration shall evidence a determination by the Board that such consideration is adequate.

      6.2.  Certificates for Shares.

            (1) Certificates representing shares of the Corporation shall be in any form determined by the Board of Directors consistent with the requirements of the Delaware General Corporation Law and these Bylaws. The certificates shall be signed, either manually or in facsimile, by the Chairman or Vice Chairman of the Board, Chief Executive Officer, President or a Vice President and by the Treasurer or an Assistant Treasurer or the Secretary or an Assistant Secretary, and may be sealed with the seal of the Corporation, if any, or a facsimile thereof. All certificates for shares shall be consecutively numbered or otherwise identified. The signatures of officers upon a certificate may be facsimiles if the certificate is countersigned by a transfer agent or any assistant transfer agent or registered by a registrar, other than the Corporation itself or an employee of the Corporation.

            (2) Every certificate for shares of stock that are subject to any restriction on transfer or registration of transfer pursuant to the Certificate of Incorporation, the Bylaws, securities laws, a stockholders agreement or any agreement to which the Corporation is a party shall have conspicuously noted on the face or back of the certificate either the full text of the restriction or a statement of the existence of the restriction and that the Corporation retains a copy of the full text. Every certificate issued when the Corporation is authorized to issue more than one class or series within a class of shares shall set forth on its face or back either (a) a summary of the designations, relative rights, preferences and limitations of the shares of each class and the variations in rights, preferences and limitations for each series authorized to be issued and the authority of the Board of Directors to determine variations for future series or (b) a statement of the existence of those designations, relative rights, preferences and limitations and a statement that the Corporation will furnish a copy thereof to the holder of the certificate upon written request and without charge.

            (3) All certificates surrendered to the Corporation for transfer shall be canceled. The Corporation shall not issue a new certificate for previously issued shares until the former certificate or certificates for those shares are surrendered and canceled; except that in case of a lost, destroyed or mutilated certificate, a new certificate may be issued on terms prescribed by the Board of Directors.

      6.3. Transfer Aunt and Registrar. The Board of Directors may from time to time appoint one or more transfer agents and one or more registrars for the shares of the Corporation, with powers and duties determined by the Board of Directors.

      6.4. Officer Ceasing to Act. If the person who signed a share certificate, either manually or in facsimile, no longer holds office when the certificate is issued, the certificate is nevertheless valid.

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                                  ARTICLE VII.

                 CONTRACTS, LOANS, CHECKS AND OTHER INSTRUMENTS

      7.1. Contracts. Except as otherwise provided by law, the Board of Directors may authorize any officers or agents to execute and deliver any contract or other instrument in the name of and on behalf of the Corporation, and this authority may be general or confined to specific instances.

      7.2. Loans. The Corporation shall not borrow money and no evidence of indebtedness shall be issued in its name unless authorized by the Board of Directors. This authority may be general or confined to specific instances.

      7.3. Checks, Drafts, Etc. All checks, drafts or other orders for the payment of money and notes or other evidences of indebtedness issued in the name of the Corporation shall be signed in the manner and by the officers or agents of the Corporation designated by the Board of Directors.

      7.4. Deposits. All funds of the Corporation not otherwise employed shall be deposited to the credit of the Corporation in those banks, trust companies or other depositaries as the Board of Directors or officers of the Corporation designated by the Board of Directors select, or be invested as authorized by the Board of Directors.

                                  ARTICLE VIII.

                            MISCELLANEOUS PROVISIONS

      8.1. Severability. A determination that any provision of these Bylaws is for any reason inapplicable, invalid, illegal or otherwise ineffective shall not affect or invalidate any other provision of these Bylaws.

      8.2. Amendments. These Bylaws may be amended or repealed and new Bylaws may be adopted by the Board of Directors or the stockholders of the Corporation.

      Effective as amended May 27, 2004.

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